Exhibit 10.3

Execution Version

NorthStar Asset Management Group, Inc.

October 13, 2016

David Hamamoto

c/o NorthStar Asset Management Group Inc.

399 Park Avenue, 18th Floor

New York, NY  10022

Dear David:

The purpose of this letter is to amend the letter agreement entered into by and among you Northstar Asset Management Group Inc. (“NSAM”) and NorthStar Realty Finance Corp. (“NRF”) dated as of June 2, 2016 (the “Original Letter Agreement”).  All capitalized terms in this letter that are not otherwise defined will have the meaning set forth in the Original Letter Agreement.

The parties acknowledge and agree that the penultimate sentence of the third paragraph of the Original Letter Agreement will be deleted and replaced in its entirety by the following:

“The number of Shares subject to the Replacement Award will be determined by dividing (i) $52,595,810 by (ii) the greater of (A) the volume weighted average price of a Share over the first five trading days immediately following the Closing Date and (B) $15 per Share.”

In addition, you acknowledge and agree that at any time at which you hold less than fifty percent (50%) of your Post-Closing Holdings (as defined below), you will voluntarily submit your resignation as a member of the Board of Directors of Colony NorthStar, Inc. (formerly known as New Polaris) (the “Company”).  Your “Post-Closing Holdings” are the aggregate number of Shares, equity awards that are settled in Shares and limited partnership units of an affiliate or subsidiary of the Company, in each case that you hold immediately following the Closing Date (including the Replacement Award) determined by taking into account (i) the number of Shares that you hold directly or indirectly, including, without limitation, any Shares that you hold through a grantor retained annuity trust or a holding company or partnership as may be reported with the U.S. Securities and Exchange Commission on Form 4 as well as any Shares held in trust for a family member, (ii) the number of Shares underlying outstanding equity awards that you hold (including the Replacement Award) after taking into account a reduction in order to satisfy applicable income and employment tax liabilities, with such after-tax number of Shares to be determined assuming a tax rate of fifty percent (50%) and (iii) any units of limited partnership interests in an affiliate or subsidiary of the Company that you hold after taking into account a reduction in order to satisfy applicable income and employment tax liabilities, with such after-tax number of units to be determined assuming a tax rate of fifty percent (50%).  For purposes of determining whether you hold fifty percent (50%) of the Post-Closing Holdings at any given time, the Company will include the number of Shares that you hold directly or indirectly, including, without limitation, any Shares that you hold through a grantor retained annuity trust or a holding company or partnership as may be reported with the U.S. Securities and Exchange Commission on Form 4 as well as any Shares held in trust for a family member, the number of Shares underlying outstanding equity awards (including the Replacement Award) on an after-tax basis calculated in the same manner as clause (ii) of the definition of Post-Closing Holdings and any units of limited partnership interests in an affiliate or subsidiary of the Company that you hold after taking into account a reduction in order to satisfy applicable income and employment tax liabilities, with such after-tax number of units to be determined assuming a tax rate of fifty percent (50%).

Except as expressly amended hereby, the Original Letter Agreement shall remain in full force and effect in accordance with its original terms.

This letter agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

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Please sign below to indicate your acknowledgement and acceptance of the terms of this side letter.

Very truly yours, NORTHSTAR ASSET MANAGEMENT GROUP INC.

By:	/s/ RONALD J. LIEBERMAN
Name:	Ronald J. Lieberman
Title:	Executive Vice President, General counsel & Secretary

Agreed to and acknowledged

as of the 13th day of October, 2016:

/s/ David Hamamoto

[SIGNATURE PAGE HAMAMOTO SIDE LETTER]

Agreed to and acknowledged by:

NORTHSTAR REALTY FINANCE CORP.

By:	/s/ DEBRA A. HESS
Name:	Debra A. Hess
Title:	Chief Financial Officer

[SIGNATURE PAGE HAMAMOTO SIDE LETTER]